EXHIBIT 11(b)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Fidelity Advisor Series I: Fidelity Advisor TechnoQuant Growth Fund and Fidelity Advisor Growth & Income Fund, of our reports dated January 14, 1998 on the financial statements and financial highlights included in the November 30, 1997 Annual Reports to Shareholders of Fidelity Advisor TechnoQuant Growth Fund and Fidelity Advisor Growth & Income Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.
/s/PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
February 23, 1998
TO BE USED IN A POST-EFFECTIVE AMENDMENT WHERE THERE ARE TWO OR MORE PROSPECTUSES COVERING FUNDS IN THE SAME TRUST (E.G., PURITAN TRUST).


CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. [ ] to the Registration Statement on Form N-1A of [TRUST NAME: FUND NAMES] of our reports dated [DATE OF OPINION] on the financial statements and financial highlights included in the [FISCAL YEAR END] Annual Reports to Shareholders of [FUND NAMES].
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
PRICE WATERHOUSE LLP
Boston, Massachusetts
[DATE HANDING OFF 485(b) FOR FILING]